SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.           )

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Travelzoo Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Travelzoo Inc.
590 Madison Avenue, 21st Floor
New York, NY 10022

May 1, 2003

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Travelzoo Inc. on June 4, 2003. We will hold the meeting at The Warwick Hotel, Kent Room, 65 West 54th Street, New York, New York 10019 at 10:00 a.m. Eastern Standard Time.

      In connection with the meeting, we enclose a notice of the meeting, a proxy statement and a proxy card. Detailed information relating to Travelzoo’s activities and operating performance is contained in our 2002 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, which is also enclosed.

      Whether or not you plan to attend the Annual Meeting of Stockholders, please vote your shares via mail with the enclosed proxy card. Please note that you can attend the meeting and vote in person, even if you have previously voted. If you plan to attend the meeting in person, please provide advance notice to Travelzoo by checking the box on your proxy card. In addition, you may provide notice to Travelzoo that you plan to attend in person by delivering written notice to Travelzoo’s Secretary at 590 Madison Avenue, 21st Floor, New York, New York 10022.

      If you hold your shares in street name through a bank or broker, please bring identification and proof of ownership, such as an account statement or letter from your bank or broker, for admittance to the meeting. An admission list containing the names of all of those planning to attend will be placed at the registration desk at the entrance to the meeting, where you must check in to gain admittance.

      Travelzoo will make available an alphabetical list of stockholders entitled to vote at the meeting for examination by any stockholder during ordinary business hours at 590 Madison Avenue, 21st Floor, New York, New York 10022, from May 19, 2003 until the meeting.

      On behalf of the entire Board of Directors, we look forward to seeing you at the meeting.

Sincerely,

RALPH BARTEL
Chairman of the Board of Directors, President,
Chief Executive Officer, and Secretary

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR THE TRAVELZOO INC. 2003 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION ABOUT THE ANNUAL MEETING
ELECTION OF DIRECTORS (PROXY ITEM NO. 1)
RATIFICATION OF INDEPENDENT AUDITORS (PROXY ITEM NO. 2)

TRAVELZOO INC.

590 Madison Avenue
21st Floor
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 4, 2003

May 1, 2003

To the Stockholders of Travelzoo Inc.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Travelzoo Inc., a Delaware corporation, will be held on Wednesday, June 4, 2003, at 10:00 a.m. Eastern Standard Time at The Warwick Hotel, Kent Room, 65 West 54th Street, New York, New York 10019, for the following purposes:

1. To elect five directors for terms expiring in 2004; and

2. To ratify the appointment of KPMG LLP as principal independent auditors for the year 2003; and

3. To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

      Only stockholders of record at the close of business on April 30, 2003 may vote at the Meeting. Your vote is important. Whether you plan to attend the Annual Meeting or not, please cast your vote by completing, dating and signing the enclosed proxy card and returning it via mail to the address indicated. If you attend the meeting and prefer to vote in person, you may do so even if you have previously voted by proxy.

By Order of the Board of Directors,

TRAVELZOO INC.

RALPH BARTEL
Chairman of the Board of Directors, President,
Chief Executive Officer, and Secretary

PROXY STATEMENT

FOR THE TRAVELZOO INC.
2003 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING

Why am I receiving these proxy materials?

      Travelzoo’s Board of Directors is soliciting proxies to be voted at the 2003 Annual Meeting of Stockholders. This proxy statement includes information about the issues to be voted upon at the meeting.

      On May 1, 2003, we began mailing these proxy materials to all stockholders of record at the close of business on April 30, 2003. On the record date, there were 19,425,147 shares of our common stock outstanding.

Where and when is the Annual Meeting?

      The Annual Meeting of Stockholders will take place on June 4, 2003 at The Warwick Hotel, Kent Room, 65 West 54th Street, New York, New York 10019. The meeting will begin at 10:00 a.m. Eastern Standard Time.

What am I voting on?

      We are asking our stockholders to elect five directors and to ratify the appointment of Travelzoo’s independent auditors.

How many votes do I have?

      You have one vote for each share of our common stock that you owned at the close of business on April 30, 2003, the record date. These shares include:

•	Shares held directly in your name as the “stockholder of record,” and

•	Shares held for you as the beneficial owner through a broker, bank, or other nominee in “street name.”

If I am a stockholder of record, how can I vote my shares?

      You can vote by proxy or in person.

How do I vote by proxy?

      If you are a stockholder of record, you may vote your proxy by mail. If you receive a paper copy of the Proxy Statement, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided. If you receive the Proxy Statement via e-mail, please print the attached proxy card, date and sign it, and return it via mail to Travelzoo Inc., Attention: Secretary, 590 Madison Avenue, 21st Floor, New York, New York 10022.

      If you vote by proxy, the persons named on the card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director or any other proposals properly brought before the Annual Meeting. If you sign your proxy card and do not indicate specific choices, your shares will be voted “FOR” the election of all nominees for director. If any other matter is properly brought before the meeting, your proxies will vote in accordance with their best judgment. At the time of submitting this Proxy Statement for printing, we knew of no matter that is required to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

      If you wish to give a proxy to someone other than the persons named on the enclosed proxy card, you may strike out the names appearing on the card and write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.

May I revoke my proxy?

      If you give a proxy, you may revoke it in any one of three ways:

•	Submit a valid, later-dated proxy,

•	Notify our Secretary in writing before the Annual Meeting that you have revoked your proxy, or

•	Vote in person at the Annual Meeting.

How do I vote in person?

      If you are a stockholder of record, you may cast your vote in person at the Annual Meeting.

If I hold shares in street name, how can I vote my shares?

      You can submit voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet or by mail. Please refer to the voting instruction card included in these materials by your broker or nominee.

What vote is required to approve each proposal?

      Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote. Our directors are elected by a plurality of votes, which means that the nominees who receive the greatest number of votes will be elected. Under our bylaws, a majority of the shares present at the meeting in person or by proxy is required for approval of all other items.

      In order to have a valid stockholder vote, a stockholder quorum must exist at the Annual Meeting. A quorum will exist when stockholders holding a majority of the outstanding shares of our stock are present at the meeting, either in person or by proxy.

      If a broker indicates on its proxy that it does not have authority to vote certain shares held in “street name” on particular proposals, the shares not voted (“broker non-votes”) will not have any effect with respect to such proposals. Broker non-votes occur when brokers do not have discretionary voting authority on certain proposals and the beneficial owner has not instructed the broker how to vote on these proposals.

      Mr. Bartel holds an aggregate of 14,018,374 shares of our common stock, representing approximately 72% of the outstanding shares. He has indicated that he intends to vote in favor of the director nominees and in favor of ratification of the appointment of KPMG LLP.

What are the costs of soliciting these proxies?

      We are paying the cost of preparing, printing, mailing and otherwise distributing these proxy materials. We will reimburse banks, brokerage firms, and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions. A few of our officers and employees may also participate in the solicitation, without additional compensation, by telephone, e-mail, other electronic means, or in person.

Where can I find the voting results of the meeting?

      We intend to announce preliminary voting results at the meeting. We will publish the final results in our Quarterly Report on Form 10-Q for the second quarter of 2003, which we will file on or before August 15, 2003. You can obtain a copy of the Form 10-Q by logging on to Travelzoo’s investor relations website at www.corporate.travelzoo.com, by calling the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. Information on our website does not constitute part of this proxy statement.

ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

      Under Travelzoo’s certificate of incorporation, the number of directors of Travelzoo is fixed, and may be increased or decreased from time to time, by resolution of the Board of Directors. Each director holds office for a term of one year, until the annual meeting of stockholders next succeeding the director’s election and until a successor is elected and qualified or until the earlier resignation or removal of the director. Each nominee is currently a director of Travelzoo.

      The ages, principal occupations, directorships held and other information as of April 15, 2003, with respect to our nominees are shown below. Carol J. S. Roth, a member of the Board of Directors since 1999, resigned as a director effective September 20, 2002 because of other commitments. Suzanne Kavert, whose term will expire at the Annual Meeting, elected not to stand for reelection. Accordingly, as permitted by the bylaws, the Board of Directors will reduce the size of the Board of Directors from seven to five members, effective June 4, 2003.

      The Board of Directors is not aware that any nominee named in this Proxy Statement is unwilling or unable to serve as a director. If, however, a nominee is unavailable for election, your proxy authorizes the named designees to vote for a replacement nominee if the Board of Directors names one.

Nominees for a One-Year Term That Will Expire in 2004:

      Ralph Bartel, 37, founded Travelzoo in May 1998 and has served as our Chairman of the Board of Directors, President and Chief Executive Officer since inception. Prior to his founding of Travelzoo, from 1996 to 1997, Mr. Bartel served as Managing Assistant at Gruner + Jahr AG, the magazine division of Bertelsmann AG. Mr. Bartel holds a Ph.D. in Communications from the University of Mainz, Germany, an MBA in Finance and Accounting from University of St. Gallen, Switzerland, and a master’s degree in Journalism from University of Eichstaett, Germany.

      David J. Ehrlich, 40, has served as a director since February 1999. Since February 2003, Mr. Ehrlich has been Vice President of Corporate Development for NetIQ Corporation. From 1998 to 2002, Mr. Ehrlich held the position of Vice President, Product Management and Strategic Partnering for Visual Networks, Inc. Mr. Ehrlich holds a bachelor’s degree in Sociology and a master’s degree in Industrial Engineering from Stanford University and an MBA from Harvard Business School.

      Suzanna Mak, 34, has served as a director since February 1999. Since March 2000, she has been employed as a Deputy District Attorney for Yolo County. From 1998 to 1999, Ms. Mak served as a Judicial Officer at Stanford University. Ms. Mak received her bachelor’s degree from Stanford University and her Juris Doctor degree from Santa Clara University.

      Donovan Neale-May, 50, has served as a director since February 1999. Since 1987, Mr. Neale-May has been President of Neale-May & Partners, a strategic marketing and public relations firm with 80 full-time communications professionals headquartered in Palo Alto, California.

      Kelly M. Urso, 37, has served as a director since February 1999. Since September 2001, Ms. Urso has been employed as a tax attorney by Reynolds & Rowella LLP. From 1997 to 2001, Ms. Urso served as the leader of the expatriate tax group at General Electric International, Inc. Ms. Urso holds a bachelor’s degree in Business Administration from the University of Cincinnati and a Juris Doctor degree from the Thomas M. Cooley Law School in Lansing, Michigan.

      YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THESE NOMINEES.

Board Meetings and Committees

      The Board of Directors has appointed an Audit Committee and a Compensation Committee. In April 2003, the Board of Directors also appointed a Disclosure Committee. Below is a table indicating the membership of each of the Audit Committee and Compensation Committee and how many times the Board of Directors and each such committee met in fiscal year 2002. Each of Mr. Bartel, Mr. Ehrlich, Ms. Mak, Mr. Neale-May and Ms. Urso attended at least 75 percent of the total number of meetings of the Board of

Directors and of the committees on which he or she serves. Ms. Kavert attended 50 percent of the total number of meetings of the Board of Directors. Prior to her resignation, Ms. Roth attended 50 percent of meetings of the Board of Directors and 100 percent of the Audit Committee meetings.

	Board	Audit	Compensation

Mr. Bartel	Chair		Chair
Mr. Ehrlich	Member	Chair
Ms. Kavert	Member
Ms. Mak	Member
Mr. Neale-May	Member	Member
Ms. Urso	Member	Member	Member
Ms. Roth	Member	Member
Number of 2002 Meetings	4	2	1

Audit Committee

      The Audit Committee’s primary responsibilities are to oversee and monitor (i) the integrity of Travelzoo’s financial statements, (ii) the qualifications and independence of our independent auditor, (iii) the performance of our independent auditor and internal audit staff, and (iv) the compliance by Travelzoo with legal and regulatory requirements. A complete description of the committee’s responsibilities is set forth in its written charter. The Audit Committee is responsible for recommending the appointment of the auditors and is directly responsible for the compensation and oversight of the work of our independent auditors. The Audit Committee is composed solely of independent directors as defined in The NASDAQ Stock Market Rules and operates under a written charter adopted by the entire Board of Directors. A copy of the Audit Committee Charter is attached as Appendix A. The Report of the Audit Committee is included below.

Compensation Committee

      The Compensation Committee reviews and approves the compensation and benefits for the Company’s executive officers and directors, and makes recommendations to the Board of Directors regarding such matters. The Report of the Compensation Committee is included on page 8.

Disclosure Committee

      The Disclosure Committee’s primary responsibilities are (i) to design, establish and evaluate controls and other procedures that are designed to ensure the accuracy and timely disclosure of information to the SEC and investment community and (ii) to review and supervise preparation of all SEC filings, press releases and other broadly disseminated correspondence.

Audit Committee Report

      The Audit Committee oversees Travelzoo’s financial reporting process on behalf of your Board of Directors. Management is primarily responsible for the financial statements and reporting process including the systems of internal controls, while the independent auditors are responsible for performing an independent audit of Travelzoo’s consolidated financial statements in accordance with auditing standards generally accepted in the United States, and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

      In this context, the committee has met and held discussions with management and the independent auditors. The committee discussed with Travelzoo’s independent auditors the overall scopes and plans for their respective audits. The committee met, at least quarterly, with the independent auditors, with and without management present, and discussed the results of their examinations, their evaluations of Travelzoo’s internal controls, and the overall quality of Travelzoo’s financial reporting. Management represented to the committee that Travelzoo’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The committee has reviewed and discussed the consolidated financial statements with management and the independent auditors, including their judgments as to the quality, not just the acceptability, of Travelzoo’s accounting principles and such other matters as are required to be discussed with the committee under auditing standards generally accepted in the United States.

      Travelzoo’s independent auditors also provided to the committee the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent auditors that firm’s independence, including those matters required to be discussed by Statement on Auditing Standards No. 61.

      In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the SEC. The committee has recommended that KPMG LLP be retained as Travelzoo’s independent auditors for fiscal year 2003.

      While the committee has the responsibilities and powers set forth in its charter, it is not the duty of the committee to plan or conduct audits or to determine that Travelzoo’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the committee to conduct investigations or to assure compliance with laws and regulations and Travelzoo’s business conduct policies.

Audit Committee

David J. Ehrlich
Donovan Neale-May
Kelly M. Urso

Director Compensation

      During 2002 we compensated each director for his or her service to us. Such compensation consisted of options for each director to purchase 5,000 shares of Travelzoo common stock at an exercise price of $3.00 per share. The options are fully vested and expire on March 25, 2012.

Stock Ownership by Directors and Executive Officers

      The following table shows the amount of our common stock beneficially owned as of April 15, 2003, by each director and each of the executive officers listed in the Summary Compensation Table on page 7 of this proxy statement, and all current directors and executive officers as a group. In general, shares “beneficially owned” include those shares a person has or shares the power to vote, or the power to dispose of. The table also shows the number of options to purchase shares of our common stock that are exercisable, either immediately or by June 30, 2003:

	Amount of Common Stock
	Beneficially Owned

	Number of	Exercisable		% of Shares
Name	Shares(1)	Options(2)	Total	Outstanding

Ralph Bartel	14,018,374	2,193,349	16,211,723	74%
David J. Ehrlich	10,006	35,000	45,006	*
Suzanne L. Kavert	10,006	35,000	45,006	*
Suzanna Mak	10,006	35,000	45,006	*
Donovan Neale-May	110,000	35,000	145,000	1%
Lisa Su	6	—	6	*
Kelly M. Urso	10,010	35,000	45,010	*
Directors and executive officers as a group (7 persons)	14,168,408	2,368,349	16,536,757	76%

*	Represents less than 1% of the outstanding shares of common stock.

(1)	All shares are held directly.

(2)	Shares that could be acquired by exercising stock options through June 30, 2003.

Security Ownership of Certain Beneficial Owners

      The following table shows all persons or entities that we know to beneficially own more than 5% of our stock as of April 15, 2003:

	Number of	Percent of
	Shares of	Outstanding
Name and Address of Beneficial Owner	Common Stock(1)	Common Stock

Ralph Bartel	16,211,723	74%
590 Madison Avenue
21st Floor
New York, New York 10022

(1)	Includes 2,193,349 shares of common stock that could be acquired by exercising stock options through June 30, 2003.

Executive Compensation

      The following table sets forth summary information concerning all compensation we paid each of our executive officers during the years ended December 31, 2000, 2001 and 2002.

Summary Compensation Table

				Long Term
		Annual Compensation		Compensation

				Shares
	Fiscal			Underlying	All Other
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Options (#)(2)	Compensation

Ralph Bartel	2002	$192,000	—	5,000	—
Chairman, President, Chief	2001	$192,000	—	30,000	—
Executive Officer, and	2000	$178,000	—	—	—
Secretary
Lisa Su	2002	$103,337	—	—	—
Controller	2001	$87,667	—	—	—
	2000	$18,750	—	—	—

(1)	The salary paid to Mr. Bartel in 2000 was provided by Silicon Channels, a former affiliate of Travelzoo. Mr. Bartel received no salary directly from Travelzoo in 2000.

(2)	The options issued to Mr. Bartel during 2001 and 2002 constitute compensation for participation on the Board of Directors.

Employment Agreements

      Ralph Bartel has entered into an employment agreement with us. His current employment agreement became effective on October 1, 2000, and provides for an annual salary of $192,000. We may terminate the agreement with or without cause by delivering two weeks’ advance written notice to Mr. Bartel. He may terminate his employment agreement with or without cause by delivering two weeks’ advance written notice to us.

      Mr. Bartel has agreed not to compete with us, solicit our suppliers or employees or reveal our confidential information during the term of his employment agreement and for one year thereafter. In addition, Mr. Bartel is bound by a proprietary inventions agreement which prohibits him from, among other things, disseminating or using confidential information about our business or clients in any way that would be adverse to us.

Option Grants in Last Fiscal Year

      The following table contains information concerning options granted to our executive officers during fiscal year 2002:

Option Grants In Last Fiscal Year

	Individual Grants

	Number of	% of Total
	Securities	Options			Grant Date
	Underlying	Granted to	Exercise		Present
	Options	Employees in	Price		Value
Name	Granted (#)	2001	($/Sh)	Expiration Date	(1)($)

Ralph Bartel	5,000	100%	$3.00	3/25/12	$0.06

(1)	The value of the options was derived using the Black-Scholes option pricing model in accordance with rules and regulations of the SEC and is not intended to forecast the market value or future appreciation of our common share price. The Black-Scholes model was used with the following assumptions: dividend yield of 0%; expected volatility of 51%; risk-free interest rate of 4.5%; expected life of 5 years; and an underlying value of the common stock at the date of grant of $0.56. Such share value was calculated using assumptions approved by our management, which were based on our estimated earnings for 2001 before merger expenses, various assumed multiples of price to earnings per share with different probabilities assigned to each, and also taking into account our estimated book value per share.

Option Exercises and Year-End Values

      The following table contains information concerning options exercised by our executive officers during fiscal year 2002 and unexercised options held on December 31, 2002:

			Number of Securities	Value of Unexercised
			Underlying	in-the-money
			Unexercised	Options/SARs at FY
			Options/SARs at FY-	end ($)(1)
	Shares Acquired	Value	end(#) Exercisable/	Exercisable/
Name	on Exercise	Realized ($)	Unexercisable	Unexercisable

Ralph Bartel	—	—	2,193,349/0	$6,540,047/$0

(1)	Calculated by (A) determining the difference between (1) the average of the high and low trading prices per share of Travelzoo’s common stock on December 31, 2002 and (2) the exercise price of the option and (B) multiplying such difference by the total number of shares under option, net of the aggregate value of all option exercise proceeds.

Stock Option Plan

      We do not currently have any stock option plan or other equity based compensation plans in effect.

Report of the Compensation Committee on Executive Compensation

      The Compensation Committee consists of two directors, one of whom is an independent director. Mr. Bartel does not participate in the committee’s decision as to his specific compensation package. The committee regularly reviews the company’s executive compensation polices and practices and establishes the compensation of executive officers.

     Compensation Principles

      The fundamental objective of Travelzoo’s executive compensation program is to attract, retain and motivate key executives to enhance long-term profitability and shareholder value. Travelzoo’s executive compensation program meets this objective by:

•	providing for a level of compensation that is competitive with other similarly sized publicly traded companies, with particular emphasis on those in the Internet and media industries, and

•	linking the compensation of executives to the operating and financial performance of the company by reviewing the salary regularly and making adjustments relative to the company’s overall performance.

     Salary

      Travelzoo targets executives’ annual salaries to be competitive with comparable companies in the Internet and media industries with whom the company competes for management. It considers the experience and performance of the individual executive, the compensation of his or her peers in the industry, the responsibilities and change in responsibilities during the past year of the individual executive, the overall performance of the department under the executive’s control and the overall performance of the entire company. The committee does not have a formula for its determination and the committee considers all factors in making its decision. Executive salaries are reviewed annually by the committee.

     Stock-Based Compensation

      Travelzoo did not compensate executives with stock or stock options in 2002. The options issued to Mr. Bartel during 2002 constitute compensation for participation on the Board of Directors. Travelzoo does currently not intend to compensate executives with stock or stock options. The Compensation Committee will continue to evaluate stock-based compensation versus cash compensation in the future.

     CEO Compensation

      The CEO’s compensation is determined in accordance with the executive compensation principles established by the committee. The committee considers overall performance, individual performance, competitive compensation and targeted pay levels when determining Mr. Bartel’s compensation. His current employment agreement became effective on October 1, 2000, and provides for an annual salary of $192,000. No changes to Mr. Bartel’s salary were made in 2002.

Compensation Committee

Ralph Bartel
Kelly M. Urso

Compensation Committee Interlocks and Insider Participation

      During 2002, Ralph Bartel, the Chief Executive Officer of Travelzoo, was a member of the Compensation Committee. Mr. Bartel did not participate in the determination of his compensation as CEO during 2002.

Section 16 Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and any persons beneficially owning more than ten percent of our common stock to report their ownership of stock and any changes in ownership to the SEC and to The NASDAQ National Market. The SEC has established specific due dates for these reports and we are required to report in this proxy statement any failure to file by these dates. These reporting requirements did not apply during our 2002 fiscal year, because we did not have any class of equity securities registered under the Exchange Act. Our Exchange Act registration became effective on January 30, 2003.

RATIFICATION OF INDEPENDENT AUDITORS (PROXY ITEM NO. 2)

      Our Audit Committee, pursuant to its charter, has recommended and the Board of Directors has approved the appointment of KPMG LLP as Travelzoo’s principal independent auditors to examine the consolidated financial statements of Travelzoo and its subsidiaries for our 2003 fiscal year.

      The Audit Committee and our Board of Directors are requesting that the stockholders ratify the appointment of KPMG LLP as Travelzoo’s principal independent auditors. The Audit Committee and the Board of Directors are not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the appointment, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to recommend that the Board of Directors retain KPMG LLP or to appoint other independent auditors. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may recommend and the Board of Directors can approve the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Travelzoo and its stockholders.

      KPMG LLP representatives are not expected to be present at the Annual Meeting or to make a formal statement. Consequently, representatives of KPMG LLP will not be available to respond to questions at the meeting.

      During fiscal year 2002, KPMG charged fees for services rendered to Travelzoo as follows:

Service	2002 Fees

Audit	$170,985
Audit-related	—
Tax	—
All other fees	—

Total	$170,985

      YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS TRAVELZOO’S PRINCIPAL INDEPENDENT AUDITORS FOR THE YEAR 2003.

Voting

      Under the Delaware General Corporation Law and our certificate of incorporation and bylaws, the presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of our stock is necessary to constitute a quorum of stockholders to take action at the Annual Meeting. Once a quorum of stockholders is established, the affirmative vote of a plurality of the shares, which are present in person or represented by proxy at the Annual Meeting, is required to elect each director. The affirmative vote of a majority of the shares which are voted in favor of any other matter properly brought before the Annual Meeting is required to approve of such action.

      Shares represented by proxies which are marked “vote withheld” with respect to the election of any person to serve on the Board of Directors will not be considered in determining whether such a person has received the affirmative vote of a plurality of the shares. Shares represented by proxies that are marked “abstain” with respect to any other proposal will not be considered in determining whether such proposal has received the affirmative vote of a majority of the shares and such proxies will not have the effect of a “no” vote. Shares represented by proxies which deny the proxy-holder discretionary authority to vote on any other proposal will not be considered in determining whether such proposal has received the affirmative vote of a majority of the shares and such proxies will not have the effect of a “no” vote.

      We know of no matters to come before the Annual Meeting except as described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

Stockholder Proposals for the 2004 Annual Meeting

      Proposals of eligible stockholders intended to be presented at the 2004 Annual Meeting, currently scheduled to be held on June 2, 2004, must be received by us by December 31, 2003 for inclusion in our proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

      If a stockholder wishes to present a proposal at Travelzoo’s Annual Meeting in the year 2004 or to nominate one or more directors and the proposal is not intended to be included in Travelzoo’s proxy statement relating to that meeting, the stockholder must give advance written notice to Travelzoo by March 15, 2004. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement.

      Any such notice must be given to our Secretary, at 590 Madison Avenue, 21st Floor, New York, New York, 10022. Any stockholder desiring a copy of our bylaws will be forwarded one upon written request.

Other

      We will bear the cost of solicitation of proxies. Proxies will be solicited by mail and also may be solicited by our executive officers and other employees personally or by telephone, but such persons will not be specifically compensated for such services. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and we will reimburse them for their reasonable expenses incurred therein.

      Even if you plan to attend the meeting in person, please sign, date and return the enclosed proxy promptly in accordance with the instructions shown on the enclosed proxy. You have the power to revoke your proxy, at any time before it is exercised, by giving written notice of revocation to our Secretary or by duly executing and delivering a proxy bearing a later date, or by attending the Annual Meeting and casting a contrary vote. All shares represented by proxies received in time to be counted at the Annual Meeting will be voted. Your cooperation in giving this your immediate attention will be appreciated.

Ralph Bartel
Chairman of the Board, President, Chief Executive Officer, and Secretary

590 Madison Avenue, 21st Floor

New York, New York 10022

AUDIT COMMITTEE CHARTER

TRAVELZOO INC.

I.     Statement of Purpose

      The Audit Committee (the “Committee”) will assist the Board of Directors (the “Board”) of Travelzoo Inc. (the “Company”) in fulfilling the Board’s oversight responsibilities with regard to the Company’s financial reporting process. The duties of the Committee are ones of oversight. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. The primary responsibility for the Company’s financial statements and internal controls rests with the Company’s management. Similarly, it is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations or to monitor the Company’s legal compliance programs. The primary responsibility for these matters also rests with the Company’s management. The Board recognizes that the Committee necessarily will rely on the advice and information it receives from the Company’s management and independent auditors. Recognizing these inherent limits on the scope of the Committee’s review, however, the Board expects the Committee to exercise independent judgment in assessing the quality of the Company’s financial reporting process and its internal controls. The Board also expects that the Committee will maintain free and open communication with the other directors, the Company’s independent auditors and the financial management of the Company.

II.     Composition of the Audit Committee

      The Committee shall be comprised of at least three members of the Board, with the number of members to be determined from time to time by the Board. The members shall be designated by the Board, and the composition of the Committee shall, in the judgment of the Board, be such as to comply with (i) Rule 4350(d)(2) of The Nasdaq Stock Market Rules, or the applicable rule governing audit committees of such other national market system or exchange on which the Company’s stock may be traded from time to time, (ii) Sections 301 and 407 of the Sarbanes-Oxley Act of 2002 and any rules or regulations promulgated thereunder (the “Act”), and (iii) any successor laws, rules or regulations.

III.     Meetings

      The Committee shall meet at least four times annually, or more frequently as the Committee may from time to time determine may be appropriate. At least quarterly, the Committee shall meet in separate executive sessions with the Company’s Chief Financial Officer, the independent auditors and the Controller. Unless the Board has previously designated the Chair, the members of the Committee shall designate a Chair by majority vote. Two or more committee members shall constitute a quorum.

      At the invitation of the Chair of the Committee, the meetings will be attended by the Chair of the Board, Chief Executive Officer, Chief Financial Officer, Controller, representatives from the independent audit firm, and/or other persons as are appropriate to matters under consideration.

IV.     Duties and Responsibilities of the Audit Committee

      The duties and responsibilities of the Committee shall include the following:

     A. Independent Auditors

      1. Receive the written disclosures and letter from the Company’s independent auditors contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as the same may be modified or supplemented, and discuss with the independent auditors any issues required to be discussed regarding their objectivity and independence. Receive the disclosures, as the same may be modified or supplemented, required by Section 204 of the Act, and discuss with the independent auditors any issues disclosed therein. Approve, in advance, the retention of the independent auditors for any non-audit service permissible under Sections 201 and 202 of the Act and the fee for such service. Consider any significant non-audit assignments awarded to the independent auditors and determine whether or not these have any impact on the independence of the independent auditors in the performance of the annual audit.

      2. Annually evaluate the qualifications, the quality control procedures and prior performance of the Company’s current independent auditors, which shall be ultimately accountable to the Board and this Committee, as representatives of the shareholders. Based on the representations regarding independence and the results of such evaluation, determine whether to recommend to the Board that the independent auditors be reappointed or replaced and whether it is appropriate to adopt a policy of rotating on a regular basis; provided that the independent auditors must be replaced if the lead audit partner, or the audit partner responsible for reviewing the audit, has performed audit services for the Company in each of the five (5) previous fiscal years. If a determination is made to recommend that the current independent auditors be replaced, recommend to the Board such replacement.

      3. Meet with the independent auditors and financial management of the Company in advance of the annual audit to review its proposed scope, the proposed scope of the quarterly reviews, and the procedures to be followed in conducting the audit and the reviews.

      4. Review and approve the independent auditors’ annual engagement letter, and the compensation of the independent auditors.

      5. Review with the independent auditors any matters required to be discussed by Statement of Auditing Standards No. 61, as the same may be modified or supplemented.

      6. Review and discuss, prior to filing, the Company’s financial statements proposed to be included in the Company’s Annual Report on Form 10-K with the Company’s financial management and independent auditors, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements. If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Annual Report on Form 10-K.

      7. Review and discuss, prior to issuance or filing, the Company’s financial statements proposed to be included in the Company’s public earnings reports and the Company’s Quarterly Reports on Form 10-Q with the Company’s financial management and independent auditors, including the results of the independent auditors quarterly reviews. The Chair of the Committee may represent the entire Committee for purposes of the Form 10-Q review.

      8. Discuss at least annually with the Company’s independent auditors the following: the adequacy and effectiveness of the Company’s internal financial controls; the management letter issued by the independent auditors and management’s response thereto; actions management has taken or progress it has made in addressing issues raised by the independent auditors; any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information; any disagreements with management; and major areas of financial risk.

      9. Review with management and the independent auditors any comments or inquiries from the Securities and Exchange Commission relating to the Company’s financial statements or other financial matters included in the Company’s filings with the Commission.

      10. Obtain reports from management that the Company’s subsidiary(ies) are in conformity with applicable legal requirements, including disclosures of insider and affiliated party transactions.

      11. Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.

B. Management

      1. Discuss at least annually with the Company’s management and outside counsel the effectiveness of the Company’s legal compliance programs, any legal matters that may have a material impact on the Company’s financial statements and any material reports or inquiries received from regulators or government agencies.

      2. Review all related party transactions and potential conflict of interest situations involving the Company’s principal shareholders or members of the Board or senior management.

      3. Authorize and oversee investigations deemed appropriate by the Committee into any matters within the Committee’s scope of responsibility as described in this Charter or as may subsequently be delegated to the Committee by the Board, with the power to retain independent counsel, accountants and other advisors and experts to assist the Committee if deemed appropriate and to determine appropriate compensation for such advisors.

      4. Prepare the disclosure required of this Committee by S-K Item 306 of the Securities and Exchange Commission regulations to be included in the Company’s annual proxy statement.

      5. Review this Charter on an annual basis and make recommendations to the Board concerning any changes deemed appropriate; ensure that this Charter is filed with the Securities and Exchange Commission, as required.

C. Other Matters

      1. Establish procedures for (i) the receipt, retention and treatment of complaints receive by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      2. Report actions of the Committee periodically to the Board with such recommendations for action as the Committee deems appropriate.

      3. Maintain minutes or other records, either separately or within the minutes of the Board, of meetings and activities of the Committee.

TRAVELZOO INC.

ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ralph Bartel as his/her Proxy, with full power of substitution, to represent him/her at the Annual Meeting of Stockholders of Travelzoo Inc. (the “Company”) on June 4, 2003, or any adjournments or postponements thereof. If you do not indicate how you wish to vote, the Proxy will vote for all nominees to the Board of Directors, for the ratification of the appointment of KPMG LLP to serve as the Company’s independent auditors for the year ending December 31, 2003, and as he may determine, in his discretion, with regard to any other matter properly presented at the meeting.

(Continued, and to be marked, dated and signed, on the other side)

TRAVELZOO INC.

Mailing Instructions

If you receive this proxy card via mail, please date and sign it, and return it in the postage paid envelope provided.

If you receive this proxy card via e-mail, please print the proxy card, date and sign it, and return it to:

Travelzoo Inc. Attention: Secretary 590 Madison Avenue 21st Floor New York, NY 10022

1.	ELECTION OF DIRECTORS	☐	FOR all nominees listed below (except as marked to the contrary, if any, below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees: 01 Ralph Bartel, 02 David Ehrlich, 03 Suzanna Mak, 04 Donovan Neale-May, 05 Kelly Urso.
(To withhold authority to vote for an individual write that nominee’s name on space provided below.)

2.	THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP TO SERVE AS INDEPENDENT AUDITORS FOR THE COMPANY AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 2003

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE SAID MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF

The undersigned hereby acknowledges receipt of the Proxy Statement and 2002 Annual Report of Travelzoo Inc.

Date ______________________________________________________________, 2003

(signature)

(signature, if jointly held)

Please sign exactly as name appears at left. If stock is jointly held each owner should sign. Executors, Administrators, Trustees, Guardians and Corporate Officers should indicate their fiduciary capacity of full title when signing.

Please sign exactly as your name or names appears herein. A proxy executed by a corporation should be signed in the name(s) of its authorized officer(s). Executors, administrators and trustees should so indicate when signing.